99.B(m)(1)(ii)

AMENDED SCHEDULE B

with respect to the

FIFTH AMENDED AND RESTATED
DISTRIBUTION AND SERVICE PLAN

for

ING EQUITY TRUST

Name of Fund

ING Equity Dividend Fund

ING Index Plus LargeCap Equity Fund X

ING MidCap Opportunities Fund

ING Opportunistic LargeCap Fund

ING Principal Protection Fund XI

ING Principal Protection Fund XII

ING Principal Protection Fund XIII

ING Principal Protection Fund XIV

ING Real Estate Fund

ING SmallCap Opportunities Fund

ING SmallCap Value Multi-Manager Fund

ING Value Choice Fund